Exhibit 99.1
NEWS RELEASE

As previously announced, Array will hold a teleconference on May 8, 2026, at 9:00 a.m. CT. Listen to the call live via the Events & Presentations page of investors.arrayinc.com.

Array reports first quarter 2026 results

Array reaffirms 2026 guidance

CHICAGO (May 8, 2026) — Array Digital Infrastructure, Inc. (NYSE:AD) reported first quarter operating results.
“Array is executing on its 2026 priorities,” said Anthony Carlson, President and CEO. “Since standing-up Array just eight months ago, we remain laser-focused on optimizing our tower operations, including securing new colocation applications and delivering steady tower tenancy growth. And we are continuing to close our pending spectrum transactions and support T-Mobile’s integration.”

Highlights*
•Optimizing tower operations
◦Site rental revenues grew 92% year over year
◦Excluding the impact of DISH, continued to grow tower tenancy and secure healthy application volume
•Continuing to close pending sales of wireless spectrum
◦Closed on sale of certain 700 MHz wireless spectrum licenses for total proceeds of $74.8 million on May 5, 2026

* Comparisons are 1Q’25 to 1Q’26 unless otherwise noted.

Array reported total operating revenues from continuing operations of $52.0 million for the first quarter of 2026, versus $27.0 million for the same period one year ago. Net income attributable to Array shareholders and diluted earnings per share from continuing operations were $179.8 million and $2.08, respectively, for the first quarter of 2026 compared to $4.7 million and $0.05, respectively, in the same period one year ago.
On January 13, 2026, Array closed on the sale of certain 3.45 GHz and 700 MHz wireless spectrum licenses for $1,018.0 million and recorded a book gain of $156.6 million ($117.5 million net of tax expense) during the first quarter of 2026.

Pending transactions
Subsequent to the August 1, 2025 close of the sale of wireless operations, Array has reached additional agreements with T-Mobile for the sale of 700 MHz spectrum licenses, AWS and a portion of the 600 MHz put/call totaling $178 million in aggregate expected proceeds, subject to closing conditions and regulatory approvals. On May 5, 2026, Array closed on the sale of certain 700MHz wireless spectrum licenses related to this agreement for total proceeds of $74.8 million.

On October 17, 2024, Array, and certain subsidiaries of Array, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses for a purchase price of $1,000.0 million, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. We expect this transaction to close in Q2/Q3 2026.

DISH Wireless
In September 2025, Array received a letter from DISH Wireless claiming that its obligations under its Master Lease Agreement with Array were excused due to actions taken by the FCC and subsequent agreements to sell spectrum assets. DISH Wireless has subsequently failed to make certain payments due to Array under their contractual commitment. Array believes that DISH Wireless' claim that its obligations under its Agreement with Array are excused is without merit.

Recent Development
On May 7, 2026, TDS delivered to the Array Board of Directors a letter setting forth a non-binding proposal to acquire all of the outstanding Array Common Shares that are not owned by TDS (the “Array Proposal”). A special committee of independent and disinterested directors of the Array Board of Directors has been formed to evaluate this proposal. For additional information on the Array Proposal, see TDS’ Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 8, 2026.

2026 Estimated Results

Array’s current estimates of full-year 2026 results are shown below. Such estimates represent management’s view as of May 8, 2026 and should not be assumed to be current as of any future date. Array undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2026 Estimated Results
	Previous	Current
(Dollars in millions)
Total operating revenues	$200-$215	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$50-$65	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$200-$215	Unchanged
Capital expenditures	$25-$35	Unchanged

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income from continuing operations or Income before income taxes. In providing 2026 estimated results, Array has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, Array believes that the impact of income taxes cannot be reasonably predicted; therefore, Array is unable to provide such guidance.

		Actual Results
	2026 Estimated Results	Three Months Ended March 31, 2026	Year Ended December 31, 2025
(Dollars in millions)
Net income from continuing operations (GAAP)	N/A	$180	$172
Add back:
Income tax expense (benefit)	N/A	52	(31)
Income before income taxes (GAAP)	$770-$785	$232	$141
Add back or deduct:
Interest expense	45	7	28
Depreciation, amortization and accretion expense	50	13	48
EBITDA (Non-GAAP)[1]	$865-$880	$252	$218
Add back or deduct:
Expenses related to strategic alternatives review	—	—	2
Loss on impairment of licenses	—	—	48
(Gain) loss on asset disposals, net	—	1	2
(Gain) loss on license sales and exchanges, net	(590)	(157)	(6)
Short-term imputed spectrum lease income	(75)	(34)	(69)
Adjusted EBITDA (Non-GAAP)[1]	$200-$215	$62	$194
Deduct:
Equity in earnings of unconsolidated entities	140	40	174
Interest and dividend income	10	4	19
Adjusted OIBDA (Non-GAAP)[1]	$50-$65	$18	$1
Numbers may not foot due to rounding.

1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income from continuing operations adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. Array does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of Array's operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of Array's financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.

Conference Call Information
Array will hold a conference call on May 8, 2026 at 9:00 a.m. CT.
▪Access the live call on the Events & Presentations page of investors.arrayinc.com or at
https://events.q4inc.com/attendee/890846584

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.arrayinc.com. The call will be archived on the Events & Presentations page of investors.arrayinc.com.
About Array
Array Digital Infrastructure, Inc. is a leading owner and operator of shared wireless communications infrastructure in the United States. Array owns 4,452 cell towers in 19 states and enables the deployment of 5G and other wireless technologies throughout the country. As of March 31, 2026, Telephone and Data Systems, Inc. owned approximately 81.9% of Array.
Contacts
John Toomey, Treasurer and Vice President - Corporate Relations
john.toomey@tdsinc.com

Karen Samples, Corporate Finance and Investor Relations Senior Manager
karen.samples@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any transaction related to the TDS non-binding proposal delivered to the Array Board of Directors to acquire all of the outstanding Array Common Shares not owned by TDS will be accepted, rejected, consummated, or abandoned; whether any such transaction, if accepted or completed, will result in additional value for Array or its shareholders and whether the process could result in adverse impacts on Array’s businesses; the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; whether the additional spectrum license sales to T-Mobile and the previously announced spectrum license sale to Verizon are consummated; whether Array can monetize its remaining spectrum assets; competition in the tower industry; economic and business risks associated with fixed rate annual escalators on colocation revenue contracts; Array's reliance on a small number of tenants for a substantial portion of its revenues; the ability to attract people of outstanding talent; inability to protect Array’s real estate rights, with respect to land leases; advances or changes in technology; impacts of costs, integration issues or other factors associated with acquisitions, divestitures or exchanges of properties; uncertainties in Array’s future cash flows and liquidity and access to the capital markets; the ability to make payments on indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities that Array does not control; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by TDS; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and extreme weather events. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of Array's Form 10-K, as updated by any Form 10-Q filed subsequent to such form 10-K.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2026	12/31/2025	9/30/2025
Capital expenditures from continuing operations (thousands)	$8,645	12,933	7,927
Owned towers	4,452	4,450	4,449
Number of colocations[1]	4,290	4,572	4,517
Tower tenancy rate[2]	0.96	1.03	1.02

1Represents instances where a third-party leases space on a company-owned tower. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless due to the low probability of collection on outstanding amounts.
2Calculated as total number of colocations divided by total number of towers. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless due to the low probability of collection on outstanding amounts. Normalized to exclude DISH, tenancy ratios would have been 0.95 and 0.94, respectively in prior periods.

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Site rental	$51,024	$26,595	92%
Services	988	389	N/M
Total operating revenues	52,012	26,984	93%

Operating expenses
Cost of operations (excluding Depreciation and accretion reported below)	21,609	16,290	33%
Selling, general and administrative	12,745	29,202	(56)%
Depreciation and accretion	12,604	11,993	5%
(Gain) loss on asset disposals, net	904	226	N/M
(Gain) loss on license sales and exchanges, net	(156,635)	(1,100)	N/M
Total operating expenses	(108,773)	56,611	N/M

Operating income (loss)	160,785	(29,627)	N/M

Other income (expense)
Equity in earnings of unconsolidated entities	40,408	35,927	12%
Interest and dividend income	4,223	2,658	59%
Interest expense	(7,180)	(3,667)	(96)%
Short-term imputed spectrum lease income	34,200	—	N/M
Other, net	(14)	—	N/M
Total other income	71,637	34,918	N/M

Income before income taxes	232,422	5,291	N/M
Income tax expense (benefit)	52,398	(192)	N/M
Net income from continuing operations	180,024	5,483	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	193	799	(76)%
Net income from continuing operations attributable to Array shareholders	179,831	4,684	N/M

Net income (loss) from discontinued operations	(2,036)	14,202	N/M
Less: Net income from discontinued operations attributable to noncontrolling interests, net of tax	—	639	N/M
Net income (loss) from discontinued operations attributable to Array shareholders	(2,036)	13,563	N/M

Net income	177,988	19,685	N/M
Less: Net income attributable to noncontrolling interests, net of tax	193	1,438	(87)%
Net income attributable to Array shareholders	$177,795	$18,247	N/M

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Basic weighted average shares outstanding	86,416	85,137	2%

Basic earnings per share from continuing operations attributable to Array shareholders	$2.08	$0.05	N/M
Basic earnings (loss) per share from discontinued operations attributable to Array shareholders	$(0.02)	$0.16	N/M
Basic earnings per share attributable to Array shareholders	$2.06	$0.21	N/M

Diluted weighted average shares outstanding	86,488	88,166	(2)%

Diluted earnings per share from continuing operations attributable to Array shareholders	$2.08	$0.05	N/M
Diluted earnings (loss) per share from discontinued operations attributable to Array shareholders	$(0.02)	$0.16	N/M
Diluted earnings per share attributable to Array shareholders	$2.06	$0.21	N/M

N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2026	2025
(Dollars in thousands)
Cash flows from operating activities
Net income	$177,988	$19,685
Net income (loss) from discontinued operations	(2,036)	14,202
Net income from continuing operations	180,024	5,483
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation and accretion	12,604	11,993
Bad debts expense	(264)	182
Stock-based compensation expense	227	1,036
Deferred income taxes, net	(62,256)	835
Equity in earnings of unconsolidated entities	(40,408)	(35,927)
Distributions from unconsolidated entities	18,373	11,254
(Gain) loss on asset disposals, net	904	226
(Gain) loss on license sales and exchanges, net	(156,635)	(1,100)
Other operating activities	(111)	32
Changes in assets and liabilities from operations
Accounts receivable	9,512	(12,408)
Accounts payable	(7,329)	1,248
Customer deposits and deferred revenues	(33,349)	(93)
Accrued taxes	112,171	1,000
Accrued interest	756	891
Other assets and liabilities	(9,741)	(55,869)
Net cash provided by (used in) operating activities - continuing operations	24,478	(71,217)
Net cash provided by (used in) operating activities - discontinued operations	(652)	230,490
Net cash provided by operating activities	23,826	159,273

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(13,822)	(7,513)
Cash paid for licenses	—	(2,072)
Cash received from divestitures	1,018,044	—
Net cash provided by (used in) investing activities - continuing operations	1,004,222	(9,585)
Net cash used in investing activities - discontinued operations	—	(64,337)
Net cash provided by (used in) investing activities	1,004,222	(73,922)

Cash flows from financing activities
Repayment of long-term debt	—	(5,000)
Tax withholdings, net of cash receipts, for stock-based compensation awards	(1,374)	(6,579)
Repurchase of Common Shares	—	(21,360)
Dividends paid to Array shareholders	(885,472)	—
Distributions to noncontrolling interests	(964)	(1,639)
Other financing activities	—	(589)
Net cash used in financing activities - continuing operations	(887,810)	(35,167)
Net cash used in financing activities - discontinued operations	—	(8,826)
Net cash used in financing activities	(887,810)	(43,993)

Net increase in cash, cash equivalents and restricted cash	140,238	41,358

Cash, cash equivalents and restricted cash
Beginning of period	113,400	159,142
End of period	$253,638	$200,500

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2026	December 31, 2025
(Dollars in thousands)
Current assets
Cash and cash equivalents	$253,638	$113,400
Accounts receivable, net	13,339	21,656
Prepaid expenses	3,273	3,216
Other current assets	3,813	6,515
Total current assets	274,063	144,787

Non-current assets held for sale	731,678	1,591,675

Licenses	1,642,039	1,642,187

Investments in unconsolidated entities	435,061	412,608

Property, plant and equipment, net	386,727	388,999

Operating lease right-of-use assets	473,383	472,995

Other assets and deferred charges	21,736	24,837

Total assets	$3,964,687	$4,678,088

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2026	December 31, 2025
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$6,094	$4,063
Accounts payable	32,495	38,395
Customer deposits and deferred revenues	45,213	85,945
Accrued taxes	131,650	16,884
Accrued compensation	558	4,322
Short-term operating lease liabilities	15,640	15,294
Current liabilities of discontinued operations	20,242	20,242
Other current liabilities	13,708	14,843
Total current liabilities	265,600	199,988

Deferred liabilities and credits
Deferred income tax liability, net	320,533	387,030
Long-term operating lease liabilities	511,639	509,876
Other deferred liabilities and credits	333,360	336,379

Long-term debt, net	668,499	670,258

Total equity	1,865,056	2,574,557

Total liabilities and equity	$3,964,687	$4,678,088

Array Digital Infrastructure, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income from continuing operations and Income before income taxes.

	Three Months Ended March 31,
	2026	2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$180,024	$5,483
Add back or deduct:
Income tax expense (benefit)	52,398	(192)
Income before income taxes (GAAP)	232,422	5,291
Add back:
Interest expense	7,180	3,667
Depreciation and accretion expense	12,604	11,993
EBITDA (Non-GAAP)	252,206	20,951
Add back or deduct:
Expenses related to strategic alternatives review	187	1,145
(Gain) loss on asset disposals, net	904	226
(Gain) loss on license sales and exchanges, net	(156,635)	(1,100)
Short-term imputed spectrum lease income	(34,200)	—
Adjusted EBITDA (Non-GAAP)	62,462	21,222
Deduct:
Equity in earnings of unconsolidated entities	40,408	35,927
Interest and dividend income	4,223	2,658
Other, net	(14)	—
Adjusted OIBDA (Non-GAAP)	$17,845	$(17,363)

Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and its noncontrolling investment interests. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure is presented following the sale of Array's wireless operations to T-Mobile on August 1, 2025, at which time the primary business operations for Array changed from providing wireless communications services to a standalone tower company.

Three Months Ended March 31, 2026
(Dollars in thousands)
Net income from continuing operations (GAAP)	$180,024
Add back or deduct:
Income tax expense	52,398
Cash paid for income taxes	(220)
Stock-based compensation expense	227
Short-term imputed spectrum lease income	(34,200)
Amortization of deferred debt charges	319
Equity in earnings of unconsolidated entities	(40,408)
Distributions from unconsolidated entities	18,373
(Gain) loss on license sales and exchanges, net	(156,635)
(Gain) loss on asset disposals, net	904
Depreciation and accretion	12,604
Expenses related to strategic alternatives review	187
Straight line and other non-cash revenue adjustments	(2,874)
Straight line expense adjustment	1,342
Maintenance and other capital expenditures	(1,388)
Adjusted Free Cash Flow from continuing operations (Non-GAAP)	$30,653